Exhibit 5.1

12531 HIGH BLUFF DRIVE	MORRISON & FOERSTER LLP
SUITE 100	NEW YORK, SAN FRANCISCO,
SAN DIEGO, CALIFORNIA	LOS ANGELES, PALO ALTO,
92130-2040	SAN DIEGO, WASHINGTON, D.C.
NORTHERN VIRGINIA, DENVER,
TELEPHONE: 858.720.5100	SACRAMENTO, WALNUT CREEK
FACSIMILE: 858.720.5125	TOKYO, LONDON, BEIJING,
SHANGHAI, HONG KONG,
WWW.MOFO.COM	SINGAPORE, BRUSSELS

March 10, 2009

Kratos Defense & Security Solutions, Inc.

Bridge Pointe Corporate Centre

4810 Eastgate Mall

San Diego, California 92121

Re:          Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined the registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of: (i) 105,796 shares of your common stock, $0.001 par value (the “Common Stock”) which will be issuable under the 1998 Digital Fusion, Inc. Stock Option Plan (the “1998 Plan”); (ii) 175,579 shares of Common Stock which will be issuable under the 1999 Digital Fusion, Inc. Stock Option Plan (the “1999 Plan”); (iii) 567,707 shares of Common Stock which will be issuable under the 2000 Digital Fusion, Inc. Stock Option Plan (the “2000 Plan”); and (iv) 3,122,168 shares of Common Stock which will be issuable under the Amended and Restated 2005 Digital Fusion, Inc. Equity Incentive Plan (the “2005 Plan,” and together with the 1998 Plan, the 1999 Plan and the 2000 Plan, the “Plans”).

As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the adoption of the Plans and the authorization of the issuance of the an aggregate of 3,971,250 shares of Common Stock under the Plans (the “Plan Shares”), and such documents as we have deemed necessary to render this opinion.  For the purpose of the opinion rendered below, we have assumed that, upon each issuance of Plan Shares, the Company will receive the consideration for such Plan Shares required by the terms of the respective Plan(s) under which they are issued.

Based upon and subject to the foregoing, we are of the opinion that the Plan Shares, when issued and outstanding pursuant to the terms of the Plans, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ MORRISON & FOERSTER LLP